UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):   October 9, 2007

WII COMPONENTS, INC.
(Exact name of registrant as specified in its charter)

Delaware	333-115490	73-1662631
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

525 Lincoln Avenue SE

St. Cloud, Minnesota 56304

(Address of Principal executive offices, including Zip Code)

(320) 252-1503

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01: Change in Registrant’s Certifying Accountant.

On October 9, 2007, WII Components, Inc. (the “Registrant” or the “Company”) dismissed Deloitte & Touche LLP (“D&T”) as the Registrant’s principal accountants effective immediately.  The decision to dismiss D&T was approved by the Registrant’s Board of Directors.

The audit reports of D&T on the Registrant’s consolidated financial statements as of and for the years ended December 31, 2006 and 2005 did not contain an adverse opinion or a disclaimer of opinion nor were they qualified or modified as to uncertainty, audit scope, or accounting principles.

During the two fiscal years ended December 31, 2006, and the subsequent interim period through October 9, 2007, there were no disagreements between the Registrant and D&T on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of D&T, would have caused D&T to make reference in connection with their opinion to the subject matter of the disagreement.

During the two fiscal years ended December 31, 2006, and the subsequent interim period through October 9, 2007, there were no “reportable events”, as that term is defined in Item 304(a)(1)(v) of Regulation S-K.

The Registrant provided D&T with a copy of the disclosures it is making in this Current Report on Form 8-K (“Report”) prior to the time the Report was filed with the Securities and Exchange Commission (“SEC”).  The Registrant requested that D&T furnish a letter addressed to the SEC stating whether or not it agrees with the statements made herein.  A copy of D&T’s letter dated October 10, 2007 is attached as Exhibit 16.1 hereto.

The Registrant is currently in the process of retaining new independent auditors.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

16.1	Letter of D&T, dated October 10, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WII COMPONENTS, INC.

	By:	/s/ Dale Herbst
Date: October 15, 2007	Dale Herbst,
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

16.1	Letter of D&T, dated October 10, 2007.